EXHIBIT 99.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  BLUEFLY, INC.
         (Pursuant to Section 242 of the General Corporation Law of the
                               State of Delaware)

BLUEFLY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The Board of Directors of Bluefly, Inc. (hereinafter called the "Corporation"), acting at a meeting on February 23, 2007, adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") set forth below, (b) declaring said amendment to be advisable and in the best interests of the Corporation, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation is hereby amended by deleting Section
4.1 of the Certificate of Incorporation in its entirety and replacing it with the following:

"4.1 The total number of shares of stock that the Corporation shall have authority to issue is: two hundred twenty-five million (225,000,000) of which two hundred million (200,000,000) shall be shares of Common Stock of the par value of $.01 ("Common Stock") and twenty-five million (25,000,000) shall be shares of Preferred Stock of the par value of $.01 each ("Preferred Stock").

Effective at 11:59 p.m., Eastern Standard Time, on April 3, 2008 (the "Effective Date"), every ten (10) shares of the Corporation's Common Stock, par value $.01 per share (the "Old Common Stock") issued and outstanding immediately prior to the Effective Time will be automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01, of the Corporation (the "New Common Stock") (and such combination and conversion, the "Reverse Stock Split").

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New
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Common Stock.  In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer and Trust Company, transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New
Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders' stock certificates, our transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above) provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New
Common Stock to which such holder may be entitled as set forth above."

FOURTH: Holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, acting at the Annual Meeting of Stockholders of the Corporation held on May 17, 2007, at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the amendment to the Certificate of Incorporation contained in the Third Paragraph herein.

FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this 3rd day of April, 2008.

                                              BLUEFLY, INC.

                                              By: /s/ Kara B. Jenny
                                                  ------------------------------
                                                  Name: Kara B. Jenny
                                                  Title: Chief Financial Officer